UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  1)

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Obagi Medical Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF OBAGI MEDICAL PRODUCTS, INC.
DATED APRIL 27, 2012

     You recently received a proxy statement dated April 27, 2012 in connection with the solicitation of proxies by the Board of Directors of Obagi Medical Products, Inc. to be voted at the 2012 Annual Meeting of Stockholders, which will be held at our corporate offices located at Kilroy Airport Way, Suite 620, Long Beach, California 90806 on Wednesday, June 6, 2012 at 10:00 a.m., local time (the “Proxy Statement”).  As stated in the Proxy Statement, only stockholders of record at the close of business on April 18, 2012 are entitled to vote at the meeting. The proxies may be used at the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

     This supplement provides additional information to that contained in the Proxy Statement and should be considered in casting your vote by proxy or in person at the Annual Meeting.

     This supplement is dated May 25, 2012.

AMENDMENT OF PROPOSAL THREE

     As more fully described in Proposal 3 contained in the Proxy Statement, we are seeking stockholder ratification of the adoption of our Stockholder Rights Plan pursuant to a Rights Agreement dated as of December 23, 2011 (the “Original Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).  On May 25, 2012, we entered into an amendment to the Rights Agreement (the “Amendment”) with the Rights Agent to attempt to address certain matters raised by companies that issue proxy voting guidelines, such as Institutional Shareholder Services.  The Amendment modifies the definition of a Qualifying Offer and the time frames in which (i) stockholders representing at least ten percent (10%) of our common stock par value $0.001 per share (a “Common Share”) may request our Board of Directors (the “Board”) to call a special meeting of stockholders to exempt the Qualifying Offer from operation of the Rights Agreement and (ii) the Board must then call and hold such a special meeting.  We have summarized below the key provisions of the Amendment, however, because this is a summary, it may not contain all of the information that is important to you.  Accordingly, this summary is qualified in its entirety by reference to the specific provisions of the Amendment, the full text of which we have included as Appendix A-1 to this supplement to the proxy statement.

Under the Original Rights Agreement, a Qualifying Offer is defined as an offer that is determined by a majority of the independent members of the Board to have several required characteristics, which are generally intended to preclude offers that are coercive, abusive or highly contingent.  Four of these characteristics include the following:

•
The offer must be subject only to the condition that a minimum of at least a majority of the outstanding Common Shares on a fully-diluted basis be tendered and not withdrawn as of the offer’s expiration date, and other customary terms and conditions, which conditions cannot include financing, funding or similar conditions or requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any of our other outside advisors;

•
The offer must be one pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than one hundred and twenty (120) business days and, if a stockholder demand is duly delivered to the Board at least ten (10) business days after the date of the special meeting or, if no special meeting is held within the required period, at least ten (10) business days following the end of such period, subject to certain exceptions set forth in the Rights Agreement;

•
The offer must be one pursuant to which we have received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) business days after any increase in the price offered, and after any bona fide alternative offer is commenced, subject to certain exceptions set forth in the Rights Agreement; and

•
The offer must be one pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof.

Under the Amendment, we have revised these four characteristics as follows (all revisions are in bold, italicized type):

•
The offer must be subject only to the condition that a minimum of at least a majority of the outstanding Common Shares on a fully-diluted basis be tendered and not withdrawn as of the offer’s expiration date, and other customary terms and conditions, which may include a condition based upon the occurrence of a material adverse event, but which conditions cannot include financing, funding or similar conditions or requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any of our other outside advisors;

•
The offer must be one pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror, subject to the conditions set forth above, that the offer will remain open for not less than ninety (90) calendar days and, if a stockholder demand is duly delivered to the Board at least ten (10) business days after the date of the special meeting or, if no special meeting is held within the required period, at least ten (10) business days following the end of such period, subject to certain exceptions set forth in the Rights Agreement;

•
The offer must be one pursuant to which we have received an irrevocable written commitment by the offeror, subject to the conditions set forth above, that the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) business days after any increase in the price offered, and after any bona fide alternative offer is commenced, subject to certain exceptions set forth in the Rights Agreement; and

•
The offer must be one pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror, subject to the conditions set forth above, that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof.

A list of the other required characteristics for a Qualifying Offer, which were not affected by the Amendment, can be found on page 13 of the Proxy Statement.

In addition, under the Original Rights Agreement, in the event that we receive a Qualifying Offer (that has not been terminated prior thereto and which continues to be a Qualifying Offer), stockholders representing at least 10% of the Common Shares then outstanding may request that the Board call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Rights Agreement not earlier than ninety (90), nor later than one hundred and twenty (120), business days following the commencement of such offer. The Board must then call and hold such a meeting to vote on exempting such offer from the terms of the Agreement within the ninetieth (90th) business day following receipt of the stockholder demand for such meeting; provided that such period may be extended if, prior to such vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares) with respect to a merger, recapitalization, share exchange, or a similar transaction involving the company or the direct or indirect acquisition of more than fifty percent (50%) of our consolidated total assets (a “Definitive Acquisition Agreement”), until the time of the meeting at which the stockholders will be asked to vote on the Definitive Acquisition Agreement. If no person has become an Acquiring Person, the offer continues to be a Qualifying Offer and stockholders representing at least a majority of the Common Shares represented at the meeting at

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which a quorum is present vote in favor of redeeming the rights, then such Qualifying Offer shall be deemed exempt from the Rights Agreement on the date that the vote results are certified. If no person has become an Acquiring Person and no special meeting is held by the date required, the rights will be redeemed at the close of business on the tenth (10th) business day following that date.

Under the Amendment, we have shortened the required timeframes, such that in the event that we receive a Qualifying Offer (that has not been terminated prior thereto and which continues to be a Qualifying Offer), stockholders representing at least 10% of the Common Shares then outstanding may request that the Board call a special meeting of stockholders to vote to exempt the Qualifying Offer from the operation of the Rights Agreement not earlier than sixty (60), nor later than ninety (90), calendar days following the commencement of such offer. The Board must then call and hold such a meeting to vote on exempting such offer from the terms of the Agreement within the sixtieth (60th) calendar day following receipt of the stockholder demand for such meeting.

Required Vote

The affirmative vote of a majority of shares present at the Annual Meeting, in person or represented by proxy, and entitled to vote on the proposal is required for ratification of the adoption of the Rights Agreement, as amended as described above.

How to Change Your Vote by Proxy

The shares of our common stock represented by any proxy card or voting instruction form properly signed, dated and returned will be voted at the Annual Meeting in accordance with the stockholder’s instructions. A properly executed proxy card marked “abstain” with respect to Proposal 3 will not be voted, and will have the effect of a negative vote on Proposal 3. Proxy cards that do not specify a vote will count as a vote FOR such ratification.

If you have already voted and do not wish to change your vote due to the revisions to Proposal 3 described above, you do not need to take any further action. Your vote will be counted as you have instructed. If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to our Secretary at or before the Annual Meeting; (ii) presenting to our Secretary at or before the Annual Meeting a later dated proxy card executed by the person who executed the prior proxy card; or (iii) attending the Annual Meeting and voting in person. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

By Order of the Board of Directors
President & Chief Executive Officer

Long Beach, California
May 25, 2012

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APPENDIX A-1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Obagi Medical Products, Inc., a Delaware corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as rights agent, hereby enter into this Amendment No. 1 (this “Amendment”) dated May 25, 2012 to the Rights Agreement between them dated December 23, 2011 (the “Rights Agent”).

1.           Subsection (iii) of Section 1(y), the definition of Qualifying Offer, shall be deleted and replaced in its entirety by the following:

“(iii)  an offer that is subject only to the minimum tender condition described below in item (vi) of this definition and other customary terms and conditions, which may include a condition based upon the occurrence of a material adverse event, but which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or any other outside advisers of the Corporation;”

2.           Subsection (iv) of Section 1(y), the definition of Qualifying Offer, shall be deleted and replaced in its entirety by the following:

“(iv)  an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror subject to the conditions set forth in subsection (iii) of this Section 1(y) that the offer will remain open for not less than ninety (90) calendar days and, if a Special Meeting Demand is duly delivered to the Board of Directors in accordance with Section 23(b), for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period (as defined in Section 23(b)), for at least ten (10) Business Days following the last day of such Special Meeting Period (the “Qualifying Offer Period”);”

3.           Subsection (v) of Section 1(y), the definition of Qualifying Offer, shall be deleted and replaced in its entirety by the following:

“(v)  an offer pursuant to which the Corporation has received an irrevocable written commitment by the offeror subject to the conditions set forth in subsection (iii) of this Section 1(y) that, in addition to the minimum time periods specified in item (iv) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least fifteen (15) Business Days after (i) any increase in the price offered, or (ii) any bona fide alternative offer is commenced by another Person within the meaning of Rule 14d-2(a) of the Exchange Act; provided, however, that such offer need not remain open, as a result of clauses (iv) and (v) of this definition, beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under such clauses (iv) and (v), or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder) or (3) one (1) Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;”

4.           Subsection (viii) of Section 1(y), the definition of Qualifying Offer, shall be deleted and replaced in its entirety by the following:

“(viii) an offer pursuant to which the Corporation and its stockholders have received an irrevocable written commitment of the offeror subject to the conditions set forth in subsection (iii) of this Section 1(y) that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof).”

5.           The last paragraph of Section 1(y), the definition of Qualifying Offer, shall be deleted and replaced in its entirety by the following:

“For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Corporation subject to the conditions set forth in subsection (iii) of this Section 1(y) to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Corporation prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer.”

6.           Section 23(b), Redemption, shall be deleted and replaced in its entirety by the following:

“(b)           In the event the Corporation receives a Qualifying Offer and the Board of Directors of the Corporation has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement or called a special meeting of stockholders by the end of the sixty (60) calendar days following the commencement (or, if later, the first existence) of a Qualifying Offer, for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, holders of record (or their duly authorized proxy) of at least 10% of the Common Shares then outstanding may submit to the Board of

Directors, not earlier than sixty (60) calendar days nor later than ninety (90) calendar days following the commencement (or, if later, the first existence) of such Qualifying Offer, a written demand complying with the terms of this Section 23(b) (the “Special Meeting Demand”) directing the Board of Directors of the Corporation to submit to a vote of stockholders at a special meeting of the stockholders of the Corporation (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the sixtieth (60th) calendar day following commencement (or, if later, the first existence) of a Qualifying Offer.  The Board of Directors of the Corporation shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within sixty (60) calendar days following the Special Meeting Demand; provided, however, that if the Corporation at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement (the “Special Meeting Period”). A Special Meeting Demand must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation and must set forth as to the stockholders of record making the request (i) the names and addresses of such stockholders, as they appear on the Corporation’s books and records, (ii) the class and number of Common Shares which are owned of record by each of such stockholders, and (iii) in the case of Common Shares that are owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors of the Corporation may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. In the event that no Person has become an Acquiring Person prior to the redemption date referred to in this Section 23(b), and the Qualifying Offer continues to be a Qualifying Offer and either (y) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) or (z) if, at the Special Meeting at which a quorum is present, a majority of the Common Shares present or represented by proxy at the Special Meeting and entitled to vote thereon as of the record date for the Special Meeting selected by the Board of Directors of the Corporation shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth (10th) Business Day after (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no vote by stockholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Agreement.”

       7.           Except as explicitly provided in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:	OBAGI MEDICAL PRODUCTS, INC.

/s/ Preston Romm	/s/ Albert Hummel
Name: Preston Romm	Name: Albert Hummel
Title: EVP/CFO	Title: CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

/s/ Paula Caroppoli
Name: Paula Caroppoli
Title: Senior Vice President